UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 19, 2011

____________________________

Exterra Energy INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-52319 (Commission File Number)		20-5086877 (IRS Employer Identification No.)
701 South Taylor, Suite 440, Amarillo, Texas 79101 (Address of Principal Executive Offices and zip code)

(806) 373-7111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 17, 2010, Exterra Energy Inc. (the “Registrant”) dismissed Malone Bailey LLP (“Malone Bailey”) as its independent registered public accounting firm.  The decision was approved by the Audit Committee of the Registrant’s Board of Directors.

The reports of Malone Bailey on the Registrant’s financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except the report did contain an explanatory paragraph related to the Registrant’s ability to continue as a going concern.  During the Registrant’s fiscal years ended December 31, 2009 and 2008, and the subsequent period through the date of this report, there were (i) no disagreements with Malone Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone Bailey would have caused Malone Bailey to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided Malone Bailey with a copy of the disclosures made in this Current Report on Form 8-K and requested that Malone Bailey furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree.  Malone Bailey has yet to furnish a response letter for the 8-K filing.

On December 22, 2010, the Registrant engaged Anton & Chia, LLP. as the Registrant’s new independent registered public accounting firm.  The appointment of Anton & Chia, LLP was approved by the Audit Committee of the Registrant’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exterra Energy Inc.

Date: January 19, 2011	By:	/s/ Todd Royal
Todd Royal
Chief Executive Officer